As filed with the Securities and Exchange Commission on February 3, 2011
Registration No. 333-164784

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form F-1 on
FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHINA CERAMICS CO., LTD.
(Exact name of registrant as specified in its charter)

British Virgin Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

c/o Jinjiang Hengda Ceramics Co., Ltd.
Junbing Industrial Zone
Anhai, Jinjiang City
Fujian Province, PRC
Tel: +86 (595) 8576 5053
Fax: +86 (595) 8576 5059

(Address and telephone number of Registrant’s principal executive offices)

Huang Jia Dong
c/o Jinjiang Hengda Ceramics Co., Ltd.
Junbing Industrial Zone
Anhai, Jinjiang City
Fujian Province, PRC
Tel: +86 (595) 8576 5053
Fax: +86 (595) 8576 5059
(Name, address, and telephone number of agent for service)
with a copy to:
Mitchell S. Nussbaum, Esq.
Giovanni Caruso, Esq.
Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
(212) 407-4000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement, as determined by market conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 on Form F-3 to the Registration Statement on Form F-1 (File No. 333-164784) (the “Registration Statement”) of China Ceramics Co., Ltd. (the “Company” or “China Ceramics”) is being filed pursuant to the undertakings in Item 9 of the Registration Statement to update and supplement the information contained in the Registration Statement, as originally declared effective by the Securities and Exchange Commission on July 29, 2010.

The information included in the filing updates and supplements this Registration Statement and the prospectus contained therein.

No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 3, 2011

PRELIMINARY PROSPECTUS

CHINA CERAMICS CO., LTD.

8,493,642 Shares

This prospectus relates to 5,719,342 shares of China Ceramics Co., Ltd. (the “Company” or “China Ceramics”), a British Virgin Islands company, that may be sold from time to time by the Selling Shareholders named in this prospectus. This includes (i) 1,337,597 shares held by Mr. Wong Kung Tok (“Mr. Wong”), (ii) 537,010 shares held by Surmount Investments Group Limited, (“Surmount”), (iii) 268,505 shares held by Top Plenty International Limited (“Top Plenty”), (iv) 268,505 shares held by Park Rise Holdings Limited (“Park Rise”), (v) 447,508 shares held by certain transferees of Aquila Capital (Asia) Ltd. (“Aquila”), (vi) 1,350,000 shares held by Dorset Management Corporation (“Dorset”) and certain transferees of Dorset, (vii) 1,249,999 shares purchased by the founding shareholders of China Ceramics’ predecessor, China Holdings Acquisition Corp. (“CHAC”) (its pre-initial public offering shareholders), and (viii) 260,218 shares issued upon the redemption of warrants purchased by two of CHAC’s founding shareholders in a private placement immediately prior to CHAC’s initial public offering.

The prices at which the Selling Shareholders may sell their shares will be determined by the prevailing market price for the shares or pursuant to privately negotiated transactions. Information regarding the Selling Shareholders and the times and manner in which they may offer and sell the shares under this prospectus is provided under “Selling Shareholders” in this prospectus. China Ceramics will not receive any of the proceeds from the sale by the selling shareholders of the shares under this prospectus.

This prospectus also relates to 2,774,300 shares of China Ceramics underlying warrants issued in CHAC’s initial public offering pursuant to a prospectus dated November 16, 2007.  The exercise price of the warrants is $7.50 per share. China Ceramics would receive approximately $20,807,250 if all of the warrants to which this prospectus relates are exercised.

China Ceramics’ shares are traded on the NASDAQ Global Market under the symbol CCCL. On February 1, 2011, the closing sale price of the shares was $7.60. You are urged to obtain current market quotations of China Ceramics’ shares before purchasing any of the shares being offered for sale pursuant to this prospectus.

INVESTING IN OUR SECURITIES IS HIGHLY RISKY. YOU SHOULD INVEST IN OUR SECURITIES ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. FOR A DISCUSSION OF SOME OF THE RISKS INVOLVED, SEE “RISK FACTORS” BEGINNING ON PAGE 7 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____________, 2011

Table of Contents:

PROSPECTUS SUMMARY	1

EXCHANGE RATE INFORMATION	5

RISK FACTORS	7

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	8

REASONS FOR THE OFFER AND USE OF PROCEEDS	9

CAPITALIZATION	10

THE OFFERING	11

PER SHARE MARKET INFORMATION	12

SELLING SHAREHOLDERS	13

PLAN OF DISTRIBUTION	17

EXPENSES RELATED TO THIS OFFERING	19

DESCRIPTION OF SECURITIES	20

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	21

INDEMNIFICATION	23

LEGAL MATTERS	23

EXPERTS	23

WHERE YOU CAN FIND MORE INFORMATION	24

This prospectus is not an offer to sell any securities other than the shares offered hereby. This prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

i

PROSPECTUS SUMMARY

This summary highlights key information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus. It may not contain all of the information that is important to you. You should read the entire prospectus, including “Risk Factors,” our consolidated financial statements and the related notes thereto and condensed consolidated financial statements and the related notes thereto, the information incorporated by reference into this prospectus, and the other documents to which this prospectus refers, before making an investment decision.

Overview

We are a leading China-based manufacturer of ceramic tiles. Our products are primarily used for exterior siding and for interior flooring and design in residential and commercial buildings. We have been producing ceramic tiles since 1993 and offer the following five product categories: (i) porcelain tiles, (ii) glazed tiles, (iii) glazed porcelain tiles, (iv) rustic tiles, and (v) ultra-thin tiles. We sell our products under the “HD” or “Hengda,” “HDL” or “Hengdeli,” “TOERTO” and “WULIQIAO” brands and our products are available in over two thousand styles, colors and size combinations. Porcelain tiles are our major products and accounted for over 79.4% of our total revenue in 2009.

The Chinese ceramic tile market has been growing due to the increasing demand for construction materials in the PRC attributable to continuing urbanization, favorable policies for the real estate construction industry, and an increasing standard of living.

Ceramic tiles are widely used in the PRC as a construction material for residential and commercial buildings. Ceramic tiles are used for flooring, interior walls for decorative purposes and on exterior siding due to their resistance to temperature, extreme environments, erosion, abrasion and discoloration for extended periods of time. The PRC government has enacted legislation to promote real-estate construction which has had a positive impact on the demand for ceramic tiles. Specifically, the government introduced a RMB4.0 trillion ($585 billion) stimulus package during late 2008 which was devoted to promoting large infrastructure and real-estate investment. Furthermore, according to the master plan issued by the Ministry for Land and Resources on April 15, 2010, the total housing land supply will reach 184,700 hectares in 2010, which according to Citigroup Global Markets is 108,239 more (or 141% more) hectares than the 76,461 hectares of actual land supply reported in 2009. Citigroup Global Markets also reports that the PRC government has actively promoted the construction of affordable housing by ensuring that 77% of the new land made available was allocated to those in the low-income bracket, especially in Tier II and III cities.

Our manufacturing facilities operated as Jinjiang Hengda Ceramics Co., Ltd. are located in Jinjiang, Fujian Province, and our manufacturing facilities operated as Jiangxi Hengdali Ceramic Materials Co., Ltd. are located in Gaoan, Jiangxi Province. We refer to these indirectly wholly owned subsidiaries and the facilities they operate as Hengda and Hengdali, respectively. Combined, these facilities currently provide an aggregate annual production capacity of approximately 42.2 million square meters. We anticipate expanding to approximately 78.8 million square meters by the end of 2011 through improvements and new production line construction at these facilities. We currently have twelve production lines, with each production line optimized to manufacture specific size ranges to maximize efficiency and output.

We primarily sell our products through an exclusive distributor network or directly to property developers. We have long-term relationships with our customers; nine of our top ten customers in 2009 have been purchasing from us for over ten years.

We focus our research and development efforts on developing innovative and environmentally-friendly products. We own four utility model patents. Through our chief executive officer, Huang Jia Dong, we have the exclusive right to use 11 design patents. Our stringent tile management and marketing efforts have created a strong business reputation and high brand awareness as demonstrated by us receiving the “Chinese Well-Known Trademark” award from the Intermediate People’s Court of Xiangtan City and “Asia’s 500 Most Influential Brands 2010” award from the World Brand Laboratory.

Corporate History and Organizational Structure

We are a holding company and all of our active business operations are conducted through our indirect wholly owned Chinese subsidiaries, Jinjiang Hengda Ceramics Co., Ltd. and Jiangxi Hengdali Ceramic Materials Co., Ltd.

The following chart reflects our organizational structure as of the date of this prospectus:

Office Location

Our principal executive office is located at Junbing Industrial Zone, Anhai, Jinjiang City, Fujian Province, People’s Republic of China. Our telephone number at this address is +86 595 8576 5053. Our registered office is Craigmuir Chambers, Road Town, Tortola, British Virgin Islands, and our registered agent is Harneys Corporate Services Limited. We maintain a website at http://www.cceramics.com that contains information about our company, but that information is not part of this prospectus.

Risks Affecting China Ceramics

In evaluating the investment in our shares, you should carefully read this prospectus, including the information incorporated by reference herein, and especially consider the risk factors discussed in the section titled “Risk Factors” commencing on page 7.

Conventions That Apply to This Prospectus

Unless otherwise indicated, references in this prospectus to:

•	“CHAC” are to China Holdings Acquisition Corp., our predecessor;

•	“Success Winner” are to Success Winner Limited, a British Virgin Islands corporation and our direct wholly owned subsidiary;

•	“Hengda” are to Jinjiang Hengda Ceramics Co., Ltd., a Chinese corporation and our indirect wholly owned subsidiary, and the manufacturing facilities it operates in Jinjiang, Fujian Province;

•	“Hengdali” are to Jiangxi Hengdali Ceramic Materials Co., Ltd., a Chinese corporation and our indirect wholly owned subsidiary, and the manufacturing facilities it operates in Gaoan, Jiangxi Province;

•
“founding shareholders” are collectively to Paul K. Kelly, James D. Dunning, Jr., Alan G. Hassenfeld, Gregory E. Smith, Xiao Feng, Cheng Yan Davis, Soopakij (Chris) Chearavanant and Ruey Bin Kao, each of whom purchased CHAC shares and warrants prior to its initial public offering;

•	“PRC” or “China” are to the People’s Republic of China, except Hong Kong, Macao and Taiwan;

•	“dollars” or “$” are to the legal currency of the United States;

•	“public shareholders” are to the holders of shares purchased in CHAC’s initial public offering;

•	“selling shareholders” are to the persons and entities listed under the section titled “Selling Shareholders” herein;

•	“business combination” are to our acquisition of Success Winner on November 20, 2009; and

•	“redomestication” are to the merger of CHAC with and into China Ceramics Co., Ltd., its wholly owned British Virgin Islands subsidiary, on November 20, 2009.

Unless the context indicates otherwise, “we,” “us,” “our company,” “our” and “China Ceramics” refer to China Ceramics Co., Ltd., a British Virgin Islands company, its predecessor entities and subsidiaries.

EXCHANGE RATE INFORMATION

The following table sets forth information concerning exchange rates between the RMB and the US dollar for the periods indicated. Unless otherwise noted, all translation from RMB to U.S. dollars were made at the noon buying rate in the City of New York for cable transfers in RMB per U.S. dollar as certified for customs purposes by the Federal Reserve Bank of New York. The exchange rate between RMB and U.S. Dollars on January 28, 2011 was RMB 6.5819 to $1.00. We make no representation that any RMB or US dollar amounts could have been, or could be, converted into US dollar or RMB, as the case may be, at any particular rate, at the rates stated below, or at all. These rates are provided solely for your convenience.

	Spot Exchange Rate
Period	Period Ended	Average(1)	Low	High
	(RMB per $1.00)

2006	7.8041	7.9579	8.0702	7.8041

2007	7.2946	7.5806	7.8127	7.2946

2008	6.8225	6.9477	7.2946	6.7800

2009	6.8259	6.8295	6.8180	6.8395

2010	6.6000	6.7384	6.6000	6.8305

July	6.7735	6.7762	6.7709	6.7807

August	6.8069	6.7873	6.7670	6.8069

September	6.6905	6.7396	6.6869	6.8102

October	6.6707	6.6678	6.6397	6.6912

November	6.6670	6.6538	6.6330	6.6892

December	6.6000	6.6497	6.6000	6.6745

2011

January (through January 28)	6.5819	6.5961	6.5809	6.6364

 Source: Federal Reserve Bank of New York Statistical Release
(1)	Annual averages are calculated from month-end rates. Monthly averages are calculated using the average of the daily rates during the relevant period.

The Offering

Shares offered:	8,493,642(1)

NASDAQ Symbol:	CCCL

Use of proceeds:
China Ceramics will not receive any of the proceeds from the sale by the Selling Shareholders under this prospectus. If all of the warrants are exercised then China Ceramics would receive approximately $20,807,250. Any funds received from the exercise of warrants will be used by China Ceramics for working capital purposes.

Shares outstanding as of January 31, 2011:	16,459,202

(1)
Consists of (i) 1,337,597 shares held by Mr. Wong, (ii) 537,010 shares held by Surmount, (iii) 268,505 shares held by Top Plenty, (iv) 268,505 shares held by Park Rise, (v) 447,508 shares held by certain transferees of Aquila, (vi) 1,350,000 shares held by Dorset and certain transferees of Dorset, (vii) 1,249,999 shares purchased by CHAC’s founding shareholders (its pre-initial public offering shareholders), (viii) 260,218 shares issued upon the redemption of warrants purchased by two of CHAC’s founding shareholders in a private placement immediately prior to CHAC’s initial public offering, and (ix) 2,774,300 shares of China Ceramics underlying warrants issued in CHAC’s initial public offering pursuant to a prospectus dated November 16, 2007.

Risks Affecting China Ceramics
In evaluating the resale of the shares of China Ceramics, you should carefully read this prospectus, including the information incorporated by reference herein, and especially consider the factors discussed in the section titled “Risk Factors” commencing on page 7.

RISK FACTORS

An investment in our securities involves risk. Before you invest in securities issued by us, you should carefully consider the risks involved. Accordingly, you should carefully consider:

•	the information contained in or incorporated by reference into this prospectus;

•	the risks described in our most recently filed Annual Report on Form 20-F, which is incorporated by reference into this prospectus;

•
the risks described in our Registration Statement on Form F-1 under the Securities Act, as amended, originally filed with the SEC on October 29, 2010 (Registration No. 333-170237) (the “Registration Statement”), which are incorporated by reference into this prospectus; and

•	other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC.

The discussion of risks related to our business contained in or incorporated by reference into this prospectus comprises material risks of which we are aware. If any of the events or developments described actually occurs, our business, financial condition or results of operations would likely suffer.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Important factors that could cause actual results or events to differ materially from the forward-looking statements include, among others: changing principles of generally accepted accounting principles; outcomes of government reviews, inquiries, investigations and related litigation; compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the ceramics industry in China; fluctuations in customer demand; management of rapid growth; changes in government policy; the fluctuations in sales of consumer and commercial vehicles in China; China’s overall economic conditions and local market economic conditions; China Ceramics’ ability to expand through strategic acquisitions and establishment of new locations; and geopolitical events.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws and/or if and when management knows or has a reasonable basis on which to conclude that previously disclosed projections are no longer reasonably attainable.

REASONS FOR THE OFFER AND USE OF PROCEEDS

This prospectus relates to 5,719,342 shares of China Ceramics that may be sold from time to time by the Selling Shareholders named in this prospectus. This prospectus also relates to 2,774,300 shares of China Ceramics underlying warrants issued in CHAC’s initial public offering pursuant to a prospectus dated November 16, 2007.

China Ceramics will not receive any of the proceeds from the sale by the Selling Shareholders of the shares under this prospectus. However, if all the warrants are exercised then China Ceramics would receive approximately $20,807,250. Any funds received from the exercise of warrants will be used by China Ceramics for working capital purposes.

CAPITALIZATION

The following table sets forth the capitalization as of December 31, 2010 of China Ceramics, including its subsidiaries:

•	on an actual basis; and

•	on an as adjusted basis to give effect to the exercise of the 2,774,300 warrants currently outstanding.

You should read this capitalization table together with “Management's Discussion and Analysis of Financial Condition and Results of Operations”, the financial statements and related notes, and the unaudited financial statements and related notes, all incorporated by reference into this document.
	As of December 31, 2010
	Actual (unaudited)		As Adjusted
	RMB	USD	RMB	USD
	(In thousands)
China Ceramics’ shareholders’ equity:
Shares—par value $0.001; 51,000,000 shares authorized; 16,459,202 and 19,233,502 shares issued and outstanding on an actual and as adjusted basis, respectively	112	17	130	20
Share premium and reserves	372,027	60,724	509,337	81,528
Retained earnings	571,978	74,126	517,978	74,126
Total China Ceramics’ shareholders’ equity	890,117	134,867	1,027,445	155,674
Total capitalization	890,117	134,867	1,027,445	155,674

The financial information above for December 31, 2010 is unaudited.

THE OFFERING

This prospectus relates to 5,719,342 shares of China Ceramics that may be sold from time to time by the Selling Shareholders named in this prospectus. This includes (i) 1,337,597 shares held by Mr. Wong Kung Tok, (ii) 537,010 shares held by Surmount, (iii) 268,505 shares held by Top Plenty, (iv) 268,505 shares held by Park Rise, (v) 447,508 shares held by certain transferees of Aquila, (vi) 1,350,000 shares held by Dorset and certain transferees of Dorset, (vii) 1,249,999 shares purchased by CHAC’s, founding shareholders (its pre-initial public offering shareholders), and (viii) 260,218 shares issued upon the redemption of warrants purchased by two of CHAC’s founding shareholders in a private placement immediately prior to CHAC’s initial public offering.

The prices at which the Selling Shareholders may sell their shares (sometimes referred to as “China Ceramics’ securities”) will be determined by the prevailing market price for China Ceramics’ securities or pursuant to privately negotiated transactions. Information regarding the Selling Shareholders and the times and manner in which they may offer and sell China Ceramics’ securities under this prospectus is provided under “Selling Shareholders” in this prospectus. China Ceramics will not receive any of the proceeds from the sale by the Selling Shareholders of the shares under this prospectus.

This prospectus also relates to 2,774,300 shares of China Ceramics’ underlying warrants issued in CHAC’s initial public offering pursuant to a prospectus dated November 16, 2007.  China Ceramics would receive approximately $20,807,250 if all of the warrants to which this prospectus relates are exercised.

Shares

China Ceramics is authorized to issue 51,000,000 shares, par value $0.001. As of January 31, 2011, 16,459,202 shares are outstanding, held by 24 holders of record of China Ceramics’ shares and 1 holder of record of China Ceramics’ units, each unit consisting of one share and one warrant to purchase one share. Our shareholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the shares.

PER SHARE MARKET INFORMATION

Our shares, warrants and units have been listed on the NASDAQ Global Market under the symbols CCCL, CCCLW and CCCLU, respectively, since January 18, 2011. Our shares, warrants and units were listed on the NASDAQ Capital market from November 3, 2010 until January 17, 2011. The shares, warrants and units were previously quoted on the OTC Bulletin Board from December 29, 2009 through November 2, 2010. Prior to December 29, 2009, our shares, warrants and units were traded on NYSE Amex, under the symbols “HOL,” “HOL.WS” and “HOL.U,” respectively. CHAC’s units commenced to trade on NYSE Amex on November 16, 2007. CHAC’s shares and warrants commenced to trade separately from its units on December 17, 2007.

The following tables set forth, for the calendar quarters indicated and through January 31, 2011, the quarterly high and low sale prices for our units, shares and warrants, respectively, as reported on NASDAQ, the OTC Bulletin Board or the NYSE Amex, as applicable. The OTC Bulletin Board market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily reflect actual transactions.
	Units		Shares		Warrants
	High	Low	High	Low	High	Low
Annual Highs and Lows
2007	10.10	9.65	9.00	8.77	0.92	0.84
2008	11.65	6.00	9.40	8.20	1.00	0.01
2009	11.50	7.80	10.01	7.00	3.00	0.02
2010	n/a	n/a	10.10	5.05	4.00	0.60
Quarterly Highs and Lows
2009
First Quarter	9.50	8.21	9.34	8.83	0.19	0.02
Second Quarter	9.65	9.20	9.58	9.29	0.14	0.03
Third Quarter	10.15	9.56	9.75	9.52	0.50	0.07
Fourth Quarter	11.50	7.80	10.01	7.00	3.00	0.12
2010
First Quarter	n/a	n/a	8.15	5.45	1.25	0.60
Second Quarter	n/a	n/a	9.20	5.91	1.65	0.75
Third Quarter	n/a	n/a	8.50	5.05	1.70	0.82
Fourth Quarter	n/a	n/a	10.10	5.35	4.00	1.34
2011
First Quarter (through January 31)	n/a	n/a	8.48	7.29	2.16	1.67
Monthly Highs and Lows
July 2010	n/a	n/a	7.00	5.40	1.01	0.82
August 2010	n/a	n/a	8.50	5.20	1.70	1.25
September 2010	n/a	n/a	8.00	5.50	1.39	1.17
October 2010	n/a	n/a	7.79	5.35	1.90	1.34
November 2010	n/a	n/a	10.10	6.65	4.00	1.55
December 2011	n/a	n/a	7.91	6.86	2.28	1.72
January 2011	n/a	n/a	8.48	7.29	2.16	1.67

SELLING SHAREHOLDERS

The Selling Shareholders may from time to time offer and sell any or all of China Ceramics’ shares set forth below pursuant to this prospectus. When we refer to “Selling Shareholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the Selling Shareholders’ interests China Ceramics’ shares other than through a public sale.

The following table sets forth, as of January 31, 2011:

•	the name of the Selling Shareholders for whom we are registering shares for resale to the public,

•	the number of shares that the Selling Shareholders beneficially owned prior to the offering for resale of the shares under this prospectus,

•	the number of shares that may be offered for resale for the account of the Selling Shareholders pursuant to this prospectus, and

•
the number and percentage of shares to be beneficially owned by the Selling Shareholders after the offering of the resale shares (assuming all of the offered resale shares are sold by the Selling Shareholders).

This table is prepared solely based on information supplied to us by the listed Selling Shareholders, any Schedules 13D or 13G and Forms 3 and 4, and other public documents filed with the SEC, and assumes the sale of all of the shares offered hereby. Unless otherwise indicated, the business address of each of the selling shareholders is c/o Jinjiang Hengda Ceramics Co., Ltd.; Junbing Industrial Zone; Anhai, Jinjiang City; Fujian Province, PRC.

	Shares Beneficially Owned Before the Offering (1)			Number of Shares to Be Sold		Shares Beneficially Owned After the Offering (1)
Name of Selling Shareholder	Number		Percent			Number	Percent
Wong Kung Tok	5,377,354	(2)	32.67%	1,337,597	(3)	4,039,757	24.54%
Surmount Investments Group Limited	1,070,020		6.50%	537,010	(4)	533,010	3.24%
Top Plenty International Limited	268,505		1.63%	268,505	(4)	0	0.00%
Park Rise Holdings Limited	268,505		1.63%	268,505	(4)	0	0.00%
Jingzhao Chi	281,508		1.71%	281,508		0	0.00%
Jiayong Lin(5)	80,000		0.49%	80,000		0	0.00%
Zhaoding Ding(5)	80,000		0.49%	80,000		0	0.00%
Henrik Gunnar Johansson(5)	2,000		0.01%	2,000		0	0.00%
Hui Chen(5)	2,500		0.02%	2,500		0	0.00%
Siyu Meng(5)	1,500		0.01%	1,500		0	0.00%
Dorset Management Corporation(6)	1,350,000	(7)	6.08%	1,000,000		0	0.00%
Knott Partners, LP(8)	157,500		0.96%	157,700		0	0.00%
Knott Partners Offshore Master Fund, LP(8)	109,500		0.67%	109,500		0	0.00%
CommonFund Hedged Equity Co.(8)	8,700		0.05%	8,700		0	0.00%
Shoshone Partners, LP(8)	54,600		0.33%	54,600		0	0.00%
Knott Partners Offshore (SRI) Fund Ltd.(8)	4,700		0.03%	4,700		0	0.00%
Mulsanne Partners, LP(8)	14,800		0.09%	14,800		0	0.00%
Paul K. Kelly(9)	663,692		4.03%	663,692	(10)	0	0.00%
James D. Dunning, Jr.(11)	663,693	(12)	4.03%	428,225		235,468	*
Alan G. Hassenfeld(13)	348,656	(14)	2.12%	224,905		123,751	*
Gregory E. Smith(15)	87,152	(16)	0.53%	56,215		30,937	*
Xiao Feng(17)	34,852	(18)	0.21%	22,477		12,375	*
Cheng Yan Davis(19)	69,750		0.42%	69,750	(20)	0	0.00%
Soopakij (Chris) Chearavanont(21)	34,852	(22)	0.21%	22,477		12,375	*
Ruey Bin Kao(23)	34,851	(24)	0.21%	22,476		12,375	*
Totals:	10,719,190			5,719,342

* Less than 1%.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to the securities. Based on 16,459,202 shares of China Ceramics issued and outstanding as of January 31, 2011. For purposes of calculating the percentage ownership, any shares that each selling shareholder has the right to acquire within 60 days under warrants or options have been included in the total number of shares outstanding for that person, in accordance with Rule 13d-3 under the Exchange Act.

(2)
Mr. Wong is entitled to receive 6,971,636 of our shares in the future if certain conditions contained in the merger and stock purchase agreement dated August 19, 2009 are met. Such securities are not beneficially owned because Mr. Wong does not have voting or dispositive power over such shares and it is not yet known if he will be entitled to receive any such shares. Pursuant to the terms of the agreement, the 6,971,636 shares held in escrow may be issued to Mr. Wong if the following events occur:

Event	Number of Shares
From escrow at the close of 2010 audit, if certain earnings thresholds are met	1,794,800
From escrow at the close of 2011 audit, if certain earnings thresholds are met	2,176,836
From escrow if the closing price of China Ceramics’ shares is at or above $20.00 per share for twenty trading days in a thirty trading day period prior to April 30, 2012	2,000,000
From escrow if the closing price of China Ceramics’ shares is at or above $25.00 per share for twenty trading days in a thirty trading day period prior to April 30, 2012	1,000,000

(3)
Wong Kung Tok was the sole shareholder of Success Winner immediately prior to China Ceramics’ business combination with Success Winner. A description of the transaction pursuant to which Wong Kung Tok its shares is located in the section titled "Corporate History and Structure” in the Registration Statement. Mr. Wong and Mr. Huang Jia Dong, our chief executive officer and director, are brothers-in-law.

(4)	Mr. Wong Tsang Ying has voting and dispositive power over all of such shares. The address of Mr. Wong is Unit 9D, Bonded market Building, Huli Zone, Xiamen, China.

(5)
The selling shareholder is an employee of Aquila Capital (Asia) Ltd. (“Aquila”). Aquila transferred such shares to the selling shareholder in December 2010. The selling shareholder’s address is Suite 1502, Tower 2, China Central Place, No. 79 Jianguo Road, Chaoyang District, Beijing, China 100025.

(6)	Dorset Management Corporation’s address is 485 Underhill Blvd. Suite 205 Syosset, NY 11791.

(7)
Includes an aggregate of 350,000 shares owned by (i) Knott Partners, LP, (ii) Knott Partners, Offshore Management Fund, (iii) CommonFund Hedged Equity Co., (iv) Shoshone Partners, LP, (v) Knott Partners Offshore (SRI) Fund Ltd., and (vi) Mulsanne Partners, LP, each of which is a fund controlled by Dorset Management Corporation.

(8)
Such shares were transferred to the selling shareholder by Dorset Management Corporation in August 2010. The selling shareholder’s address is 485 Underhill Blvd. Suite 205 Syosset, NY 11791. The selling shareholder is a fund controlled by Dorset Management Corporation, and Dorset Management Corporation beneficially owns such shares.

(9)
Paul K. Kelly was chairman, chief executive officer, secretary and treasurer of CHAC immediately prior to the business combination, and is currently a director of China Ceramics. Paul K. Kelly’s business address is c/o Knox & Co.; 33 Riverside Avenue; Westport, CT 06880.

(10)
Paul K. Kelly acquired 428,224 of such shares prior to CHAC’s initial public offering in a private placement in connection with the CHAC’s formation, and was issued 235,468 shares in August 2010 in connection with the redemption of 941,875 warrants acquired by Paul K. Kelly in a private placement immediately prior to CHAC’s initial public offering.

(11)	James D. Dunning was president and a director of CHAC prior to the business combination.

(12)
James D. Dunning acquired such shares prior to CHAC’s initial public offering in a private placement in connection with the CHAC’s formation, and was issued 235,468 shares in August 2010 in connection with the redemption of 941,875 warrants acquired by James D. Dunning in a private placement immediately prior to CHAC’s initial public offering.

(13)	Alan G. Hassenfeld was a director of CHAC prior to the business combination.

(14)
Alan G. Hassenfeld acquired 224,905 of such shares prior to CHAC’s initial public offering in a private placement in connection with the CHAC’s formation, and was issued 123,750 shares in August 2010 in connection with the redemption of 495,000 warrants acquired by Alan G. Hassenfeld in a private placement immediately prior to CHAC’s initial public offering.

(15)	Gregory E. Smith was a director of CHAC prior to the business combination.

(16)
Gregory E. Smith acquired 56,215 of such shares prior to CHAC’s initial public offering in a private placement in connection with the CHAC’s formation, and was issued 30,937 shares in August 2010 in connection with the redemption of 123,750 warrants acquired by Gregory E. Smith in a private placement immediately prior to CHAC’s initial public offering.

(17)	Xiao Feng was a director of CHAC prior to the business combination.

(18)
Xiao Feng acquired 22,477 of such shares prior to CHAC’s initial public offering in a private placement in connection with the CHAC’s formation, and was issued 12,375 shares in August 2010 in connection with the redemption of 49,500 warrants acquired by Xiao Feng in a private placement immediately prior to CHAC’s initial public offering.

(19)
Cheng Yan Davis was a director of CHAC prior to the business combination, and is currently a director of China Ceramics. Cheng Yan Davis’s business address is Teacher’s College, Columbia University; Office of the President; Box 45 525 West 120th Street, New York, NY 10027-6696.

(20)
Cheng Yan Davis acquired 45,000 of such shares prior to CHAC’s initial public offering in a private placement in connection with the CHAC’s formation, and was issued 24,750 shares in August 2010 in connection with the redemption of 99,000 warrants acquired by Cheng Yan Davis in a private placement immediately prior to CHAC’s initial public offering.

(21)	Soopakij (Chris) Chearavanont was a special adviser to CHAC prior to the business combination.

(22)
Soopakij (Chris) Chearavanont acquired 22,477 of such shares prior to CHAC’s initial public offering in a private placement in connection with the CHAC’s formation, and was issued 12,375 shares in August 2010 in connection with the redemption of 49,500 warrants acquired by Soopakij (Chris) Chearavanont in a private placement immediately prior to CHAC’s initial public offering.

(23)	Ruey Bin Kao was a special adviser to CHAC prior to the business combination.

(24)
Ruey Bin Kao acquired 22,476 of such shares prior to CHAC’s initial public offering in a private placement in connection with the CHAC’s formation, and was issued 12,375 shares in August 2010 in connection with the redemption of 49,500 warrants acquired by Ruey Bin Kao in a private placement immediately prior to CHAC’s initial public offering.

We cannot advise you as to whether the Selling Shareholders will in fact sell any or all of such shares. In addition, the Selling Shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares in transactions exempt from the registration requirements of the Securities Act after the date on which it provided the information set forth on the table below.

Pursuant to the terms of a merger and stock purchase agreement dated August 19, 2009, China Ceramics acquired all of the issued and outstanding shares of Success Winner held by Wong Kung Tok, its former shareholder, in exchange for $10.00 and 5,743,320 shares of China Ceramics on November 20, 2009. In addition, 8,185,763 shares of China Ceramics were placed in escrow (the “Contingent Shares”) to be released to the seller in the event certain earnings and stock price thresholds are achieved. Of the Contingent Shares, up to 5,185,763 Contingent Shares will be released based on achieving growth in either net earnings before tax or net earnings after tax, depending on the year, following the completion of an audit. Additionally, 3,000,000 Contingent Shares will be released if China Ceramics’ shares close at or above certain share price targets for any twenty trading days within a thirty trading day period prior to April 30, 2012. On May 26, 2010, pursuant to the terms of the agreement relating to our acquisition of Success Winner, we issued 1,214,127 shares to Mr. Wong Kung Tok.

As a condition to the closing of the business combination, CHAC, China Ceramics, and Wong Kung Tok entered into an Escrow Agreement with respect to 574,000 shares (the “Escrow Shares”) of China Ceramics. In the event that China Ceramics is entitled to indemnification from Wong Kung Tok, Hengda or Success Winner under the terms of the acquisition agreement dated August 19, 2009, one of the nominees of CHAC to the Board of Directors of China Ceramics following the consummation of the business combination shall provide a notice to the escrow agent of such claim against the Escrow Shares, stating in reasonable detail a description of the facts upon which such claim is based and a reference to the provisions of the acquisition agreement in respect of which such claim shall have occurred. The escrow agent shall mail a copy of such claim notice to Wong Kung Tok and unless the escrow agent  receives a timely objection notice from Wong Kung Tok, the escrow agent shall disburse the amount of escrow shares specified in the notice of the claim as directed in such notice of claim. In the event that any uncontested portion of the Escrow Shares remains in escrow on the date China Ceramics’ audited financial statements for the fiscal year ending December 31, 2010 are filed with the Securities and Exchange Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended, on and after such date, the Escrow Shares shall be released.

PLAN OF DISTRIBUTION

The Selling Shareholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the SEC;

•	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Shareholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledges or secured parties may offer and sell shares from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of Selling Shareholders to include the pledge, transferee or other successors in interest as Selling Shareholders under this prospectus.

The Selling Shareholders also may transfer the shares in other circumstances, in which case the transferees, pledges or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Shareholders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the Selling Shareholders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

We entered into a registration rights agreement for the benefit of the Selling Shareholders to register the shares under applicable federal and state securities laws. The registration rights agreement provides for cross-indemnification of the Selling Shareholders and us and our respective directors, officers and controlling persons against specific liabilities in connection with the offer and sale of the shares, including liabilities under the Securities Act. We will pay substantially all of the expenses incurred by the Selling Shareholders incident to the registration of the offering and sale of the shares.

We may suspend the use of this prospectus on a limited basis if we learn of any event that causes this prospectus to include an untrue statement of material fact or omit to state a material fact required to be stated in the prospectus or necessary to make the statements in the prospectus not misleading in light of the circumstances then existing. If this type of event occurs, a prospectus supplement or post-effective amendment, if required, will be distributed to each Selling Shareholder.

EXPENSES RELATED TO THIS OFFERING

 Set forth below is an itemization of the estimated total expenses that we expect to incur in connection with this offering (which includes costs incurred in connection with the original Registration Statement).

SEC registration fee	$3,197.81
Legal fees and expenses	$150,000.00
Accounting fees and expenses	$75,000.00
Miscellaneous	$15,000.00
Total	$243,197.81

DESCRIPTION OF SECURITIES

A description of our shares, warrants and units can be found in our Registration Statement on Form F-1, as amended, under the Securities Act of 1933, as amended (the “Securities Act”), as originally filed with the SEC on October 29, 2010 (Registration No. 333-170237) under the heading “Description of Securities” which description is incorporated by reference herein. As of January 31, 2011, 16,459,202 (does not include 6,971,636 shares held in escrow which have no voting or economic rights) shares are outstanding, held by 24 holders of record of our shares, and one holder of record of our units, each unit consisting of one share and one warrant to purchase one share.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2009, filed with the SEC on May 17, 2010;

•
our Reports of Foreign Issuer on Form 6-K provided to the Commission on June 1, 2010, June 24, 2010, June 29, 2010, November 30, 2010, and January 4, 2011  (except to the extent such reports are furnished but not filed with the SEC);

•	our Report of Foreign Private Issuer on Form 6-K provided to the Commission on August 16, 2010;

•
the description of our shares, warrants and units contained in the section titled “Description of Securities” in the our Registration Statement on Form F-1 filed with the Securities and Exchange Commission on October 29, 2010, as amended (File No. 333-170237), including any amendment or report filed for the purpose of updating such description.

•
any Form 20-F, 10-K, 10-Q or 8-K provided to the SEC after the date of this prospectus and prior to the termination of this offering of securities (except to the extent such reports are furnished but not filed with the SEC);

•
any Report of Foreign Private Issuer on Form 6-K provided to the SEC after the date of this prospectus and prior to the termination of this offering of securities, but only to the extent that the forms expressly state that we incorporate them by reference in this prospectus; and

•
all documents provided by us to the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering of securities.

Potential investors, including any beneficial owner, may obtain a copy of any of the documents summarized herein (subject to certain restrictions because of the confidential nature of the subject matter) or any of our SEC filings incorporated by reference herein without charge by written or oral request directed to Su Wei Feng, Corporate Secretary; c/o Jinjiang Hengda Ceramics Co., Ltd.; Junbing Industrial Zone; Anhai, Jinjiang City; Fujian Province, PRC. The telephone number at our executive office is +86 (595) 8576 5053.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

INDEMNIFICATION

A director, officer or agent of a company formed under the laws of the British Virgin Islands is obligated to act honestly and in good faith and exercise care, diligence and skill of a reasonably prudent person acting in comparable circumstances. Our memorandum and articles of association do not relieve directors, officers or agents from personal liability arising from the management of the business of the company. Notwithstanding the foregoing, Section 132 of the BVI Act permits indemnification of directors, officers and agents against all expenses, including legal fees and judgments, fines and settlements, in respect of actions related to their employment. The acquisition agreement provides indemnification in respect of the representations, warranties and covenants of the parties, some of which may relate to the securities laws of the United States. There are no agreements that relieve directors, officer or agents from personal liability. We maintain director and officer insurance.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, We have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy, as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Harney Westwood & Riegels, Tortola, British Virgin Islands. Loeb & Loeb, LLP, New York, New York is acting as our United States securities counsel in connection with this offering.

EXPERTS

The consolidated financial statements incorporated by reference into this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in given said report.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3, which includes exhibits, schedules and amendments, under the Securities Act with respect to the offer and sale of securities pursuant to this prospectus. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto in accordance with the rules and regulations of the SEC and no reference is hereby made to such omitted information. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of all of the material terms of such contracts, agreements or documents, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement and the exhibits and schedules thereto filed with the SEC may be inspected, without charge, and copies may be obtained at prescribed rates, at the public reference facility maintained by the SEC at its principal office at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference facility by calling 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system, including the Company, which can be accessed at http://www.sec.gov. For further information pertaining to the securities offered by this prospectus and China Ceramics Co., Ltd., reference is made to the registration statement.

CHINA CERAMICS CO., LTD.

8,493,642 Shares

PROSPECTUS

      , 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8.  Indemnification of Directors and Officers.

A director, officer or agent of a company formed under the laws of the British Virgin Islands is obligated to act honestly and in good faith and exercise care, diligence and skill of a reasonably prudent person acting in comparable circumstances. Our memorandum and articles of association do not relieve directors, officers or agents from personal liability arising from the management of the business of the company. Notwithstanding the foregoing, Section 132 of the BVI Act permits indemnification of directors, officers and agents against all expenses, including legal fees and judgments, fines and settlements, in respect of actions related to their employment. The acquisition agreement provides indemnification in respect of the representations, warranties and covenants of the parties, some of which may relate to the securities laws of the United States. There are no agreements that relieve directors, officer or agents from personal liability. We maintain director and officer insurance.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, We have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy, as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

Item 9.  Exhibits

Exhibit No.	Description

3.1	Memorandum of Association of China Ceramics Co., Ltd.(1)

3.2	Articles of Association of China Ceramics Co., Ltd.(1)

4.2	Specimen Ordinary Share Certificate (2)

4.2	Specimen Public Warrant Certificate(2)

4.3	Warrant Agreement, dated as of November 15, 2007, by and between CHAC and Continental Stock Transfer & Trust Company(4)

5.1	Opinion of Harney Westwood & Riegels (3)

23.1	Consent of Harney Westwood & Riegels (included in Exhibit 5.1) (3)

23.2	Consent of Grant Thornton, independent registered public accounting firm

24.1	Power of Attorney (Previously filed)

(1)	Incorporated by reference to Exhibit 3.1 to China Ceramics’ Report of Foreign Issuer on Form 6-K, filed with the SEC on June 29, 2010.

(2)	Incorporated by reference to CHAC’s Registration Statement on Form S-1 or amendments thereto (File No. 333-145154).

(3)	Incorporated by reference to China Ceramics’ Registration Statement on Form F-1/A, filed with the SEC on November 9, 2010.

(4)           Incorporated by reference to CHAC’s Current Report on Form 8-K, filed with the SEC on November 28, 2007.

Item 10.  Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(6)
That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
The undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the Registrant in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Jinjiang, Fujian Province, Country of People’s Republic of China on February 3, 2011.

CHINA CERAMICS CO., LTD.

By:	/s/ Hen Man Edmund
Name:	Hen Man Edmund
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	Director and Chief Executive Officer (principal executive officer)	February 3, 2011
Huang Jia Dong

/s/ Hen Man Edmund	Chief Financial Officer (principal accounting and financial officer)	February 3, 2011
Hen Man Edmund

*	Director	February 3, 2011
Su Pei Zhi

*	Director	February 3, 2011
Paul K. Kelly

*	Director	February 3, 2011
Cheng Yan Davis

*	Director	February 3, 2011
Ding Wei Dong

*	Director	February 3, 2011
Bill Stulginsky

*	Director	February 3, 2011
Su Wei Feng

*By:	/s/ Hen Man Edmund
Hen Man Edmund, attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of China Ceramics Co., Ltd., has signed this registration statement or amendment thereto in Westport, CT on February 3, 2011.

Authorized U.S. Representative

By:	/s/ Paul K. Kelly
Name:	Paul K. Kelly

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Memorandum of Association of China Ceramics Co., Ltd.(1)

3.2	Articles of Association of China Ceramics Co., Ltd.(1)

4.2	Specimen Ordinary Share Certificate (2)

4.2	Specimen Public Warrant Certificate(2)

4.3	Warrant Agreement, dated as of November 15, 2007, by and between CHAC and Continental Stock Transfer & Trust Company(4)

5.1	Opinion of Harney Westwood & Riegels (3)

23.1	Consent of Harney Westwood & Riegels (included in Exhibit 5.1) (3)

23.2	Consent of Grant Thornton, independent registered public accounting firm

24.1	Power of Attorney (Previously filed)

(1)	Incorporated by reference to Exhibit 3.1 to China Ceramics’ Report of Foreign Issuer on Form 6-K, filed with the SEC on June 29, 2010.

(2)	Incorporated by reference to CHAC’s Registration Statement on Form S-1 or amendments thereto (File No. 333-145154).

(3)	Incorporated by reference to China Ceramics’ Registration Statement on Form F-1/A, filed with the SEC on November 9, 2010.

(4)          Incorporated by reference to CHAC’s Current Report on Form 8-K, filed with the SEC on November 28, 2007.